UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2017

Aon plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-7933	98-1030901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Leadenhall Street, London, England	EC3V 4AN
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2017, Aon plc (“Aon” or the “Company”) entered into a transition and separation agreement with Kristi Savacool, Chief Executive Officer of Aon Hewitt, with respect to Ms. Savacool’s separation from service with the Company with effect as of December 31, 2017.

The agreement provides that she will serve as Special Advisor to the Company’s Chief Executive Officer and oversee the successful separation of our benefits administration and HR business process outsourcing platform.  Ms. Savacool will continue to receive her current base salary during the transition period.  Upon Ms. Savacool’s separation on December 31, 2017 and subject to customary conditions, she will receive a cash payment of $3 million and will be eligible for an additional discretionary cash payment of up to $3 million, based on her performance during the transition period.  In addition, the Company will provide Ms. Savacool with relocation benefits under the Company’s domestic transfer policy, as well as price protection of up to $300,000 for the sale of Ms. Savacool’s residence and payment of legal fees up to $25,000.  Ms. Savacool will not be eligible to receive any other incentive payments during or with respect to 2017.  Ms. Savacool’s existing equity awards will continue to be governed by the terms of the applicable plan documents, provided that her award under our Leadership Performance Program for the performance period beginning January 1, 2016 and ending December 31, 2018 (which, if earned, will be paid out in early 2019) will be determined as though Ms. Savacool had continued employment with the Company through the payment date.

The foregoing summary is qualified in its entirety by reference to Ms. Savacool’s transition and separation agreement, a copy of which will be filed as an exhibit to the Company’s periodic report on Form 10-Q for the quarter ended June 30, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

	By:	/s/ Molly Johnson
Molly Johnson
Assistant Secretary

Date: April 28, 2017